EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-264690, No. 333-254643 and No. 333-240258) on Form S-8 of our report dated March 9, 2023, with respect to the consolidated financial statements and related notes of Vital Farms, Inc. and subsidiaries.

/s/ KPMG LLP

Austin, Texas

March 9, 2023